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                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

                                                                             JURISDICTION OF
         NAME OF SUBSIDIARY                                                  INCORPORATION
         ------------------                                                  ---------------
LSI Logic Europe plc                                                         United Kingdom
LSI Logic Corporation of Canada, Inc.                                        Canada
LSI Logic K.K.                                                               Japan
LSI Logic Hong Kong Limited                                                  Hong Kong
LSI Logic Netherlands B.V.                                                   Netherlands
LSI Logic Japan Semiconductor, Inc.*                                         Japan
LSI Logic Corporation of Korea                                               Korea
LSI Logic Export Sales Corporation                                           U.S. Virgin Islands
LSI Logic Asia, Inc.                                                         Delaware
LSI Logic International Services, Inc.                                       California





*  Formerly known as Nihon Semiconductor, Inc.